Exhibit 2

UNITED MEXICAN STATES

Global Medium-Term Notes, Series A

Due Nine Months or More from the Date of Issue

U.S. $1,000,000,000 3.600% GLOBAL NOTES DUE 2025

U.S. $3,000,001,000 4.600% GLOBAL NOTES DUE 2046

January 12, 2015

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público

Insurgentes Sur 1971,Torre III, Piso 7

Col. Guadalupe Inn

Delegación Álvaro Obregón

01020 México, D.F.

México

Subject in all respects to the terms and conditions contained in the Selling Agency Agreement, dated November 17, 2014 (the “Selling Agency Agreement”), between the United Mexican States (“Mexico”) and the Agents party thereto (the “Agents”), and as modified by the terms and conditions hereof, the undersigned (the “Managers”) severally and not jointly agree to purchase, and Mexico agrees to sell, the principal amount set forth in Annex I hereto of (i) 3.600% Global Notes due 2025 (the “2025 Notes”) and (ii) 4.600% Global Notes due 2046 (the “2046 Notes”) of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the “Pricing Supplement”), at the respective Purchase Price for each of the 2025 Notes and the 2046 Notes set forth in the Pricing Supplement and described herein under “Payment” below. The 2025 Notes and the 2046 Notes are referred herein, when taken together, as the “Notes” and, each independently, as a “Series” of Notes. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:

Closing Date and Time:	January 23, 2015 (T+8), 10:00 a.m., New York City time

Payment:	The Managers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for each Series of Notes calculated at the Issue Price for such Series of Notes, plus accrued interest on such Series of Notes, if any, from the date specified for such Series of Notes in the Pricing Supplement, less the discount for each series of Notes specified in the Pricing Supplement). Such payment shall be made in U.S. Dollars in immediately available funds to an account designated by Mexico.

Place of Delivery of Notes:	The closing shall be held at the New York office of Cleary Gottlieb Steen & Hamilton LLP.

Period during which other debt securities may not be sold pursuant to Section 4(u) of the Selling Agency Agreement:	None.

Termination by the Purchasers:	☐ Section 9(b)(i) of the Selling Agency Agreement ☒ Section 9(b)(ii) of the Selling Agency Agreement

Stabilization:	In connection with the offering of Notes, Morgan Stanley & Co. LLC (the “Stabilizing Manager”), or any person acting on behalf of the Stabilizing Manager, may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager, or any person acting on behalf of the Stabilizing Manager, will undertake stabilization action. Any stabilization action may begin on or after the date of which adequate public disclosure of the final terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilizing Manager, or any person acting on behalf of the Stabilizing Manager, in accordance with all applicable laws or rules.

Expenses:	The Managers have agreed to pay certain of Mexico’s expenses as set out in a letter to be dated the date hereof and signed by Mexico and the Managers.

Additional Representations and Warranties of Mexico:

(1) For the purposes of this Agreement, the “Time of Sale” means 7:30 p.m., New York City time, on January 12, 2015. The prospectus dated November 10, 2014 (the “Basic Prospectus”), as amended and supplemented by the prospectus supplement dated November 17, 2014 (the “Prospectus Supplement”) and as further amended and supplemented by the preliminary pricing supplement dated January 12, 2015, is hereinafter called the “Pricing Prospectus” and the Basic Prospectus, as amended and supplemented by the Prospectus Supplement and the final pricing supplement dated January 12, 2015, as filed with the Commission pursuant to Rule 424(b)(2), is hereinafter referred to as the “Prospectus.” The Pricing Prospectus, considered together with each Issuer Free Writing Prospectus listed in Exhibit A hereto, as of the Time of Sale (collectively, the “Time of Sale Information”), does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Exhibit A hereto did not or will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that the representations and warranties in this paragraph (1) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished in writing to Mexico by the Managers expressly for use therein.

(2) (i) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto) that Mexico or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) as of the date hereof, Mexico was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that Mexico be considered an “ineligible issuer.”

(3) Exhibit A hereto is a complete list of any Issuer Free Writing Prospectuses relating to the Notes for which Mexico has received the consent of the Managers.

Reopening of the 2025 Notes:	The 2025 Notes will be consolidated and form a single series with, and be fungible with, the outstanding U.S. $2,000,000,000 3.600% Global Notes due 2025 (CUSIP No. 91087BAA8, ISIN US91087BAA89, Common Code 111995923), previously issued by Mexico.

Other Provisions:	None.

Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to “this Agreement” shall be deemed references to this Terms Agreement.

In addition, Mexico acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Terms Agreement, including the determination of the offering price of the Notes and the underwriting discount, is an arm’s-length commercial transaction between Mexico, on the one hand, and the Managers, on the other hand, and Mexico is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Terms Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Manager is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of Mexico, or its affiliates, creditors or employees or any other party; (iii) no Manager has assumed or will assume an advisory or fiduciary responsibility in favor of Mexico with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising Mexico on other matters); and (iv) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Mexico, and the Managers have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship.

This Terms Agreement supersedes all prior agreements and understandings (whether written or oral) between Mexico and the Managers, or any of them, with respect to the subject matter hereof. Mexico hereby waives and releases, to the fullest extent permitted by law, any claims that Mexico may have against the Managers with respect to any breach or alleged breach of fiduciary duty relating to the transactions contemplated by this Terms Agreement.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/S/ EDGAR MADINAVEITIA
Name: Edgar Madinaveitia
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/S/ MAXIM VOLKOV
Name: Maxim Volkov
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/S/ CHARLES MOSER
Name: Charles Moser
Title: Managing Director

Accepted:

UNITED MEXICAN STATES

By:	/S/ ALEJANDRO DÍAZ DE LEÓN CARRILLO
	Name:	Alejandro Díaz de León Carrillo
	Title:	Deputy Undersecretary for Public
Credit of the Ministry of Finance and Public Credit

Annex I

Managers	Principal Amount of 2025 Notes to be Purchased(1)		Principal Amount of 2046 Notes to be Purchased(1)
Credit Suisse Securities (USA) LLC	U.S. $	333,333,000	U.S. $	1,000,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S. $	333,333,000	U.S. $	1,000,000,000
Morgan Stanley & Co. LLC	U.S. $	333,334,000	U.S. $	1,000,001,000
Total:	U.S. $	1,000,000,000	U.S. $	3,000,001,000

(1)	The total principal amount of 2025 Notes to be purchased by the Managers includes approximately U.S. $500,000,000 intended to fund the purchase of the Tranche A Old Notes (as that term is defined in the Offer to Purchase, dated the date hereof, of Mexico) that are tendered to and accepted by Mexico in accordance with such Offer to Purchase. The total principal amount of 2046 Notes to be purchased by the Managers includes approximately U.S. $1,500,001,000 intended to fund the purchase of the Tranche B Old Notes (as that term is defined in such Offer to Purchase) that are tendered to and accepted by Mexico in accordance with such Offer to Purchase. The amounts of 2025 Notes and 2046 Notes to be issued to fund the purchase of the Tranche A Old Notes and the Tranche B Old Notes, respectively, are subject to adjustment in each case so that the aggregate price to public (as set forth on the front cover of the Pricing Supplement) of such 2025 Notes or 2046 Notes, as the case may be, is equal to the aggregate Purchase Price for the Tranche A Tender Orders or Tranche B Tender Orders, as the case may be, accepted by Mexico on January 13, 2015.

Annex II

Pricing Supplement, dated January 12, 2015

Exhibit A

Issuer Free Writing Prospectuses

Issuer Free Writing Prospectuses, dated January 12, 2015 and January 13, 2015, to be filed with the Commission in the form set forth in Exhibit B hereto.

Exhibit B

Final Terms and Conditions

Filed pursuant to Rule 433

Registration Statement No. 333-185462

January 12, 2015

United Mexican States

Final Terms and Conditions

3.600% Global Notes due 2025

Issuer:	United Mexican States

Transaction:	Reopening of 3.600% Global Notes due 2025 (the “2025 Notes”)

Issue Currency:	U.S. Dollar

Issue Size:	U.S. $1,000,000,000* (brings total size to U.S. $3,000,000,000*)

Ratings:	[Reserved]*

Maturity Date:	January 30, 2025

Pricing Date:	January 12, 2015

Settlement Date:

January 23, 2015 (T+8)

It is expected that delivery of the 2025 Notes will be made against payment therefor on the eighth day following the Pricing Date of the 2025 Notes (such settlement cycle being referred to herein as “T+8”). January 19, 2015 (Martin Luther King, Jr. Day) will not be considered a business day for the purpose of this calculation. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2025 Notes on the date of pricing or the next three business days will be required, by virtue of the fact that the 2025 Notes initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2025 Notes who wish to trade 2025 Notes on the date of pricing or the next three business days should consult their own advisors.

Coupon:	3.600%

Coupon Payment Frequency:	Semiannual

Issue price:	100.323%, plus accrued interest from November 25, 2014.

Yield:	3.560%

Re-offer Spread over Benchmark:	+165 bps

Reference Benchmark:	UST 2.250% due November 15, 2024 (price: 103-01 and yield: 1.910%)

Interest Payment Dates:	January 30 and July 30 of each year, commencing July 30, 2015 (subject to interest payment date convention disclosed in the pricing supplement)

Optional Redemption:	Make-Whole Call calculated at Treasuries +20 bps (at any time, from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice)

Fungibility:	The 2025 Notes will be consolidated and form a single series with, and be fungible with, the outstanding U.S. $2,000,000,000 3.600% Global Notes due 2025 (CUSIP No. 91087BAA8, ISIN US91087BAA89, Common Code 111995923), previously issued by Mexico.

Gross Proceeds:	U.S. $1,003,230,000.00***

Ranking:	Senior Unsecured

Governing Law:	New York law

Registration:	SEC Registered

Authorized Denominations:	U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof

Day Count:	30/360

Underwriters Discount:	0.18%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

CUSIP / ISIN:	91087BAA8 / US91087BAA89

Joint Bookrunners /Allocation:	Credit Suisse Securities (USA) LLC (33.33%) Merrill Lynch, Pierce, Fenner & Smith Incorporated (33.33%) Morgan Stanley & Co. LLC (33.34%)

* Note: The total principal amount of 2025 Notes to be purchased by the Managers includes approximately U.S. $500,000,000 that is intended to fund the expected purchase of Tranche A Old Notes (as that term is defined in the Offer to Purchase, dated the date hereof, of Mexico) that are tendered to and accepted by Mexico in accordance with such Offer to Purchase. Mexico will announce the amount of Tranche A Old Notes that it is accepting on January 13, 2015. The aggregate amount of 2025 Notes may be adjusted to reflect the actual amount of Tranche A Old Notes accepted on such date.

** Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

*** Note: The total gross proceeds amount may be adjusted in proportion to the adjustment, if any, to be made to the aggregate amount of 2025 Notes.

A prospectus dated November 10, 2014 and a prospectus supplement dated November  17, 2014 accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s (the “Commission”) website at http://www.sec.gov/Archives/edgar/data/101368/000119312514405539/d816959d424b2.htm and http://www.sec.gov/Archives/edgar/data/101368/000119312514415239/d816959d424b2.htm. A preliminary pricing supplement, subject to completion on January  12, 2015, for the 2025 Notes, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312515007314/d850652d424b2.htm .

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll free at 1-800-624-1808.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Filed pursuant to Rule 433

Registration Statement No. 333-185462

January 12, 2015

United Mexican States

Final Terms and Conditions

4.600% Global Notes due 2046

Issuer:	United Mexican States

Transaction:	4.600% Global Notes due 2046 (the “2046 Notes”)

Issue Currency:	U.S. Dollar

Issue Size:	U.S. $3,000,001,000*

Ratings:	[Reserved]*

Maturity Date:	January 23, 2046

Pricing Date:	January 12, 2015

Settlement Date:

January 23, 2015 (T+8)

It is expected that delivery of the 2046 Notes will be made against payment therefor on the eighth day following the Pricing Date of the 2046 Notes (such settlement cycle being referred to herein as “T+8”). January 19, 2015 (Martin Luther King, Jr. Day) will not be considered a business day for the purpose of this calculation. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2046 Notes on the date of pricing or the next three business days will be required, by virtue of the fact that the 2046 Notes initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2046 Notes who wish to trade 2046 Notes on the date of pricing or the next three business days should consult their own advisors.

Coupon:	4.600%

Coupon Payment Frequency:	Semiannual

Issue price:	99.984%, plus accrued interest, if any, from January 23, 2015

Yield:	4.601%

Re-offer Spread over Benchmark:	+210 bps

Reference Benchmark:	UST 3.125% due August 15, 2044 (price: 113-00 and yield: 2.501%)

Interest Payment Dates:	January 23 and July 23 of each year, commencing July 23, 2015 (subject to interest payment date convention disclosed in the pricing supplement)

Optional Redemption:	Make-Whole Call calculated at Treasuries +35 bps (at any time, from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice)

Gross Proceeds:	U.S. $2,999,520,999.84***

Ranking:	Senior Unsecured

Governing Law:	New York law

Registration:	SEC Registered

Authorized Denominations:	U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof

Day Count:	30/360

Underwriters Discount:	0.20%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

CUSIP / ISIN:	91086QBF4 / US91086QBF46

Joint Bookrunners / Allocation:	Credit Suisse Securities (USA) LLC (33.33%) Merrill Lynch, Pierce, Fenner & Smith Incorporated (33.33%) Morgan Stanley & Co. LLC (33.34%)

*Note: The total principal amount of 2046 Notes to be purchased by the Managers includes approximately U.S. $1,500,001,000 that is intended to fund the expected purchase of Tranche B Old Notes (as that term is defined in the Offer to Purchase, dated the date hereof, of Mexico) that are tendered to and accepted by Mexico in accordance with such Offer to Purchase. Mexico will announce the amount of Tranche B Old Notes that it is accepting on January 13, 2015. The aggregate amount of 2046 Notes may be adjusted to reflect the actual amount of Tranche B Old Notes accepted on such date.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

***Note: The total gross proceeds amount may be adjusted in proportion to the adjustment, if any, to be made to the aggregate amount of 2046 Notes.

A prospectus dated November 10, 2014 and a prospectus supplement dated November  17, 2014 accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s (the “Commission”) website at http://www.sec.gov/Archives/edgar/data/101368/000119312514405539/d816959d424b2.htm and http://www.sec.gov/Archives/edgar/data/101368/000119312514415239/d816959d424b2.htm. A preliminary pricing supplement, subject to completion on January  12, 2015, for the 2046 Notes, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312515007314/d850652d424b2.htm .

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll free at 1-800-624-1808.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Filed pursuant to Rule 433

Registration Statement No. 333-185462

January 13, 2015

United Mexican States

Final Terms and Conditions

3.600% Global Notes due 2025

Issuer:	United Mexican States

Transaction:	Reopening of 3.600% Global Notes due 2025 (the “2025 Notes”)

Issue Currency:	U.S. Dollar

Issue Size:	U.S. $[—] (brings total size to U.S. $[—])

Ratings:	[Reserved]*

Maturity Date:	January 30, 2025

Pricing Date:	January 12, 2015

Settlement Date:

January 23, 2015 (T+8)

It is expected that delivery of the 2025 Notes will be made against payment therefor on the eighth day following the Pricing Date of the 2025 Notes (such settlement cycle being referred to herein as “T+8”). January 19, 2015 (Martin Luther King, Jr. Day) will not be considered a business day for the purpose of this calculation. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2025 Notes on the date of pricing or the next three business days will be required, by virtue of the fact that the 2025 Notes initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2025 Notes who wish to trade 2025 Notes on the date of pricing or the next three business days should consult their own advisors.

Coupon:	3.600%

Coupon Payment Frequency:	Semiannual

Issue price:	100.323%, plus accrued interest from November 25, 2014

Yield:	3.560%

Re-offer Spread over Benchmark:	+165 bps

Reference Benchmark:	UST 2.250% due November 15, 2024 (price: 103-01 and yield: 1.910%)

Interest Payment Dates:	January 30 and July 30 of each year, commencing July 30, 2015 (subject to interest payment date convention disclosed in the pricing supplement)

Optional Redemption:	Make-Whole Call calculated at Treasuries +20 bps (at any time, from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice)

Fungibility:	The 2025 Notes will be consolidated and form a single series with, and be fungible with, the outstanding U.S. $2,000,000,000 3.600% Global Notes due 2025 (CUSIP No. 91087BAA8, ISIN US91087BAA89, Common Code 111995923), previously issued by Mexico.

Gross Proceeds:	U.S. $[—]

Ranking:	Senior Unsecured

Governing Law:	New York law

Registration:	SEC Registered

Authorized Denominations:	U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof

Day Count:	30/360

Underwriters Discount:	0.18%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

CUSIP / ISIN:	91087BAA8 / US91087BAA89

Joint Bookrunners /Allocation:	Credit Suisse Securities (USA) LLC (33.33%) Merrill Lynch, Pierce, Fenner & Smith Incorporated (33.33%) Morgan Stanley & Co. LLC (33.34%)

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated November 10, 2014 and a prospectus supplement dated November  17, 2014 accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s (the “Commission”) website at http://www.sec.gov/Archives/edgar/data/101368/000119312514405539/d816959d424b2.htm and http://www.sec.gov/Archives/edgar/data/101368/000119312514415239/d816959d424b2.htm. A preliminary pricing supplement, subject to completion on January  12, 2015, for the 2025 Notes, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312515007314/d850652d424b2.htm .

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll free at 1-800-624-1808.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Filed pursuant to Rule 433

Registration Statement No. 333-185462

January 13, 2015

United Mexican States

Final Terms and Conditions

4.600% Global Notes due 2046

Issuer:	United Mexican States

Transaction:	4.600% Global Notes due 2046 (the “2046 Notes”)

Issue Currency:	U.S. Dollar

Issue Size:	U.S. $[—]

Ratings:	[Reserved]*

Maturity Date:	January 23, 2046

Pricing Date:	January 12, 2015

Settlement Date:

January 23, 2015 (T+8)

It is expected that delivery of the 2046 Notes will be made against payment therefor on the eighth day following the Pricing Date of the 2046 Notes (such settlement cycle being referred to herein as “T+8”). January 19, 2015 (Martin Luther King, Jr. Day) will not be considered a business day for the purpose of this calculation. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2046 Notes on the date of pricing or the next three business days will be required, by virtue of the fact that the 2046 Notes initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2046 Notes who wish to trade 2046 Notes on the date of pricing or the next three business days should consult their own advisors.

Coupon:	4.600%

Coupon Payment Frequency:	Semiannual

Issue price:	99.984%, plus accrued interest, if any, from January 23, 2015

Yield:	4.601%

Re-offer Spread over Benchmark:	+210 bps

Reference Benchmark:	UST 3.125% due August 15, 2044 (price: 113-00 and yield: 2.501%)

Interest Payment Dates:	January 23 and July 23 of each year, commencing July 23, 2015 (subject to interest payment date convention disclosed in the pricing supplement)

Optional Redemption:	Make-Whole Call calculated at Treasuries +35 bps (at any time, from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice)

Gross Proceeds:	U.S. $[—]

Ranking:	Senior Unsecured

Governing Law:	New York law

Registration:	SEC Registered

Authorized Denominations:	U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof

Day Count:	30/360

Underwriters Discount:	0.20%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

CUSIP / ISIN:	91086QBF4 / US91086QBF46

Joint Bookrunners / Allocation:	Credit Suisse Securities (USA) LLC (33.33%) Merrill Lynch, Pierce, Fenner & Smith Incorporated (33.33%) Morgan Stanley & Co. LLC (33.34%)

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated November 10, 2014 and a prospectus supplement dated November 17, 2014 accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s (the “Commission”) website at http://www.sec.gov/Archives/edgar/data/101368/000119312514405539/d816959d424b2.htm and http://www.sec.gov/Archives/edgar/data/101368/000119312514415239/d816959d424b2.htm. A preliminary pricing supplement, subject to completion on January  12, 2015, for the 2046 Notes, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312515007314/d850652d424b2.htm .

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll free at 1-800-624-1808.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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